Exhibit 99.1

SEPARATION AND SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Separation and Settlement Agreement and General Release (this “Agreement”) is made as of this 4th day of March 2005 (the “Effective Date”), by and between Fritz E. Freidinger (the “Employee”) and Heidrick & Struggles International, Inc. and Heidrick & Struggles, Inc., both Delaware corporations (collectively, the “Company”), concerning the termination of Employee’s employment with the Company.

WHEREAS, the Company and the Employee entered into a Letter Agreement dated as of October 11, 2002 (the “Letter Agreement”);

WHEREAS, the Employee has tendered his resignation as Chief Legal Officer and Corporate Secretary of the Company, to be effective on March 31, 2005 (the “Termination Date”); and

WHEREAS, the Company and the Employee intend that this Agreement shall be in complete settlement of all rights of the Employee under the Letter Agreement or otherwise relating to his employment by the Company.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Employee agree as follows:

1. Termination. The Employee’s employment with the Company will terminate as of the close of business on the Termination Date. The Employee will continue to be paid his current monthly salary ($18,750.00 per month) until the Termination Date. The Employee will be eligible to participate in all Company benefit plans and programs available to Company employees generally, in accordance with the terms of such plans and programs, until the Termination Date. The Employee’s eligibility to participate in the Company’s Physical Examination Program and Financial Planning Program shall terminate on the Termination Date. Any business expenses incurred by the Employee prior to the Termination Date will be reimbursed in accordance with the Company’s expense reimbursement policy.

2. Resignation. The Employee hereby agrees to resign as the Chief Legal Officer and Corporate Secretary of the Company as of the Termination Date. The Employee hereby resigns from all other officer, director and other positions with the Company and any or all of its affiliates effective as of the close of business on the Effective Date. The Employee agrees to execute a letter of resignation in the form attached hereto as Exhibit A, and shall execute any additional resignation letters as may be reasonably requested by the Company.

3. 2004 and 2005 Bonus Payments. The Employee shall receive a 2004 Bonus payment from the Company in the gross amount of $100,000.00 on the date 2004 Bonus payments are made generally to management, but no later than March 15, 2005. The Employee shall receive a 2005 Bonus payment from the Company in the gross amount of $25,000.00 on April 1, 2005.

4. Other Payments. The Employee shall receive a lump-sum severance payment in the gross amount of $350,000.00 (the “Severance Payment”) on April 1, 2005. The Company’s obligation to pay the Severance Payment is conditioned upon the Employee’s execution of this Agreement, including the execution of the General Release and Waiver provided in Exhibit B to this Agreement (the “Release”), and the continued compliance by the Employee with all of the terms and conditions of this Agreement.

5. Stock Options. Effective as of the Termination Date, the Employee shall forfeit and/or relinquish any and all interests and rights in and under all unvested outstanding stock options awarded under any plan or program maintained by the Company or any of its affiliates. All outstanding options which are vested as of the Termination Date shall continue to be exercisable for a period of sixty (60) days following the Termination Date. Other than the awards set forth on Exhibit C hereto, the Employee acknowledges and agrees that he does not possess, nor is entitled to, any other stock option awards under any plan or program of the Company or any of its affiliates

6. Termination of Benefits. Except as specifically provided in this Agreement with respect to plans or arrangements specifically identified in this Agreement, the Employee’s continued participation in all employee benefit plans (pension and welfare) and compensation plans will cease as of the Termination Date. Any payments made to the Employee pursuant to this Agreement, other than with respect to the continued payment of salary through the Termination Date, shall be disregarded for purposes of determining the amount of benefits to be accrued on behalf of the Employee under any pension or other benefit plan maintained by the Company or its affiliates. Nothing contained herein shall limit or otherwise impair the Employee’s right to receive pension or similar benefit payments which are vested as of the Termination Date under any applicable tax qualified pension or other tax qualified benefit plan.

7. Medical Benefits. The Employee’s entitlement to continue family medical coverage under the benefit plans of the Company operated in the United States will be determined in accordance with the provisions of COBRA.

8. No Other Payments. The Employee agrees and acknowledges that, other than as specifically provided for in this Agreement, no additional payments are due from the Company or any affiliate on any basis whatsoever.

9. Releases. As part of this Agreement, and in consideration of the additional payments provided to the Employee in accordance with this Agreement, the sufficiency of which is hereby acknowledged, the Employee is required to execute the Release and deliver the Release following the Termination Date. This Agreement (including all Exhibits to this Agreement), and the commitments and obligations of all parties hereunder:

(a) shall become final and binding on the Effective Date, subject only to the Employee’s execution and delivery of the Release to the Company on the Termination Date and the expiration of the Employee’s right to revoke the execution of the Release in accordance with paragraph 3(d) of the Release, attached as Exhibit B; and

(b) shall not become final and binding if the Employee fails to sign the Release or revokes such execution.

The Employee is aware that he may hereafter discover claims or facts in addition to or different from those he now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Employee to fully, finally and forever settle such matters, and all claims, demands, and causes of action relative thereto, whether known or unknown, that may exist, or previously have existed, between the Employee and the Company in connection with such matters, including, without limitation, the termination of the Employee’s employment with the Company. In furtherance of such intention, the Release given herein shall be and remain in effect as a full and complete release of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

(c) Within three business days following such time as the Employee delivers the above Release, the Company shall execute and deliver to the Employee a Release in the form set forth in Exhibit B-2.

10. Assistance with Claims. The Employee agrees to cooperate with the Company or any affiliate in the defense, prosecution or evaluation of any pending or potential claims or proceedings involving or effecting the Company or any affiliate arising during the period of Employee’s employment with the Company (the “Employment Period”) or relating to any decisions in which the Employee participated or any matter of which the Employee had knowledge. The Employee agrees, unless precluded by law, to promptly inform the Company if he is asked to participate (or otherwise become involved) in any claims that may be filed against the Company or any affiliate relating to the Employment Period. The Employee also agrees, unless precluded by law, to promptly inform the Company if he is asked to assist in any investigation (whether governmental or private) of the Company or any affiliate (or their actions) relating to any matter, regardless of whether a lawsuit has then been filed against the Company or any affiliate with respect to such investigation. Specifically and without limitation, the Employee will attend and participate in meetings and interviews conducted by Company personnel, and/or attorneys appointed by the Company and may be represented by counsel who may attend such meetings and interviews, and execute written affidavits confirming the Employee’s statements in such meetings in respect of any such matters; provided such meetings do not unreasonably interfere with the Employee’s full-time employment or self-employment entered into after the Termination Date. The Employee will make himself available for the foregoing at mutually convenient times during business hours from time to time as reasonably requested by the Company. Promptly upon the receipt of the Employee’s written request, the Company agrees to reimburse the Employee for all reasonable out-of-pocket expenses associated with such cooperation, including, without limitation, meals, lodging, travel and ground transportation expenses; provided, however, subject to Section 17(k) of this Agreement, that such reimbursement shall specifically exclude any fees for legal representation engaged by the Employee, that is not otherwise reimbursable pursuant to the Company’s policies in effect at such time or the Company’s By-Laws. This Paragraph 10 shall not preclude the Employee from responding to an inquiry in an honest manner.

11. Non-Disparagement. (a) The Employee agrees that on and after the Effective Date, he will not make any disparaging, critical or derogatory statement about the Company or any affiliate or their shareholders or any of their current or former officers, directors or employees or otherwise make disparaging comment on any aspects of the Employee’s employment with the Company or the termination thereof; (b) the Company agrees not to make any disparaging, critical or derogatory statement (defined, solely for purposes of this paragraph 11(b), as a press release, filing with any governmental agency, web site posting or similar public disclosure made by or attributed to the Company, its current directors or executive officers) about the Employee or Employee’s employment with the Company or the termination thereof; and (c) the provisions of this paragraph 11(a) and 11(b) shall not apply to testimony as a witness, any disclosure required by law to be made by the Company or the Employee, or the assertion of or defense against any claim of breach of this Agreement and shall not require either party to make false statements or disclosures.

12. Continued Application of Restrictive Covenants Contained in Letter Agreement. Except as may be modified by the following provisions of this Paragraph 12, the Employee expressly acknowledges and agrees that he will continue to remain subject to the Confidentiality provision (Section 9) and the Non-Solicitation provision (Section 10(ii)), but not the Non-Competition provision (Section 10(i)), of the Letter Agreement (the

“Covenants”), and further agrees that the obligations under Sections 9 and 10(ii) are not limited in any way by this Agreement or termination from employment with the Company:

(a) The Employee shall return all documents, records and property of the Company and any of its affiliates as of the Termination Date. The Employee shall return to the Company no later than the Termination Date any and all original and duplicate copies of all the Employee’s work product and of files, calendars (except for personal calendars), books, records, notes, notebooks, customer lists and proposals to customers, manuals, computer equipment (including any desktop and/or laptop computers, handheld computing devices, home systems, computer disks and diskettes), mobile telephones (including SIM cards and the like), Blackberry devices, personal data assistants (PDAs), fax machines, and any other magnetic and other media materials the Employee has in his possession or under his control that belong to the Company or any of its affiliates that contain confidential or proprietary information concerning the Company or any of its affiliates or their clients or operations. The Employee also must return and/or agree to immediately return to the Company any keys, credit cards and I.D. cards that belong to the Company or any of its affiliates but are in the Employee’s possession or within the Employee’s control.

(b) The Employee agrees not to instigate or participate in any administrative or judicial proceeding against the Company or any affiliate (except for proceedings to enforce this Agreement) unless requested by the Company or otherwise required by law. Excluded from this covenant not to sue are any claims that by law cannot be waived, including but not limited to the right to participate in an investigation conducted by certain government agencies. The Employee is, however, waiving his right to any monetary recovery should any such agency (such as the Equal Employment Opportunity Commission) pursue any claims on his behalf.

(c) Subject to the foregoing provisions of this Paragraph 12, the Company will continue to have the right to enforce such obligations of the Covenants as provided in the Letter Agreement.

(d) Section 10(ii) of the Letter Agreement shall not apply to the Employee’s dealings with Virginia Solis.

13. Disclosure to Prospective New Employer(s). The Employee agrees that, prior to the commencement of any new employment, if prior to the end of the expiration of the restrictive provisions of the Covenants, he will furnish the prospective new employer with a copy of the provisions of this Agreement (and as needed, relevant provisions of the Letter Agreement) relating to competition, confidentiality, and solicitation. The Employee also agrees that, during such period, the Company may advise any new employer or prospective new employer of the provisions of this Agreement relating to competition, confidentiality, and solicitation and furnish the new employer or prospective new employer with a copy of such provisions.

14. Withholding for Taxes. All benefits and payments provided to the Employee pursuant to this Agreement which are required to be treated as compensation shall be subject to all applicable withholding and reporting requirements.

15. Settlement of Disputes. The Settlement of Disputes provisions set forth in Section 11 of the Letter Agreement are hereby incorporated by reference and are made part of this Agreement and shall be applicable for all disputes as may arise hereunder, regardless of whether the Letter Agreement is, or may deemed to be, in full force and effect.

16. Attorneys Fees. In the event of any dispute with respect to a breach or asserted breach of this Agreement, the prevailing party as determined by the presiding judge or arbitration panel in said proceeding shall be entitled to recover such party’s reasonable attorneys fees and expenses from the other party.

17. Miscellaneous.

(a) Binding Effect. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

(b) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any jurisdiction.

(c) Entire Agreement. This Agreement reflects the entire agreement between the Employee and the Company and, except as specifically provided herein, supersedes all prior agreements and understandings, written or oral relating to the subject matter hereof, it being acknowledged, however, that the Employee shall continue to be subject to the Covenants of the Letter Agreement. To the extent that the terms of this Agreement (including Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms or provisions of any other document, this Agreement (including Exhibits to this Agreement) shall be deemed to incorporate by reference such terms or provisions of such other documents.

(d) Notices. Any notice pertaining to this Agreement shall be in writing and shall be deemed to have been effectively given on the earliest of (a) when received, (b) upon personal delivery to the party notified, (c) one business day after delivery via facsimile with electronic confirmation of successful transmission, (d) one business day after delivery via an overnight courier service or (e) five days after deposit with the United Postal Service, and addressed as follows:

to the Employee at:	Fritz E. Freidinger
2322 Larkdale Drive
Glenview, IL 60025

Or such other address as the Employee duly notifies the Company.

with a copy to:	David L. Weinstein
Wildman, Harrold, Allen & Dixon LLP
225 West Wacker Drive
Chicago, IL 60606

to the Company at:	Heidrick & Struggles International, Inc.
233 South Wacker Drive
Suite 4200
Chicago, IL 60606-6303
Attn: Steven Beard, Associate General Counsel
Fax: (312) 496-1297

(e) Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by such party. Continuation of benefits hereunder by the Company following a breach by the Employee of any provision of this Agreement shall not preclude the Company from thereafter exercising any right that it may otherwise independently have to terminate said benefits based upon the same violation.

(f) Amendment. This Agreement may not be modified or amended except by a writing signed by the parties to this Agreement.

(g) Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile shall be deemed an original executed counterpart.

(h) No Third Party Beneficiaries. Unless specifically provided herein, the provisions of this Agreement are for the sole benefit of the parties to this Agreement and are not intended to confer upon any person not a party to this Agreement any rights hereunder.

(i) Terms and Construction. Each party has cooperated in the drafting and preparation of this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against either party.

(j) Admissions. Nothing in this Agreement is intended to be, or will be deemed to be, an admission of liability by the Employee or the Company to each other, or an admission that they or any of their agents, affiliates, or employees have violated any state, federal or local statute, regulation or ordinance or any principle of common law of any jurisdiction, or that they have engaged in any wrongdoing towards each other.

(k) Indemnification. The Employee shall continue to be eligible for indemnification by the Company to the extent provided to other former Executives of the Company, as provided in the Company by-laws as currently in effect, any policy of insurance obtained by the Company, or as may be required by Delaware law.

IN WITNESS WHEREOF, this Separation and Settlement Agreement and General Release has been duly executed as of the Effective Date.

/s/ Fritz E. Freidinger	Heidrick & Struggles International, Inc.
Fritz E. Freidinger

Date: March 4, 2005	s/s Eileen A. Kamerick
	By:	Eileen A. Kamerick
	Title:	Chief Financial Officer

	Date:	March 4, 2005

Exhibit A

LETTER OF RESIGNATION

Board of Directors

Heidrick & Struggles International, Inc.

233 South Wacker Drive

Chicago, IL 60606-6303

Dear Sirs:

I hereby resign as Chief Legal Officer and Corporate Secretary with Heidrick & Struggles International, Inc. (the “Company”) to become effective as of March 31, 2005, and acknowledge acceptance thereof by the Company. Effective immediately, I hereby resign each other officer, director and other position with the Company and any of its related entities. My resignation is in accordance with the terms of the Separation and Settlement Agreement and General Release, dated March 4, 2005, and I hereby confirm that I have no claim for compensation for loss of office, save as set out in that Agreement.

Very truly yours,

Fritz E. Freidinger

Resignation acknowledged and accepted:

Heidrick & Struggles International, Inc.

By:
Its:

Exhibit B

EMPLOYEE RELEASE AND WAIVER

1. This document is attached to, is incorporated into, and forms a part of, a Separation and Settlement Agreement and General Release, dated March 4, 2005 (the “Agreement”) by and between Heidrick & Struggles International, Inc. (the “Company”) and Fritz E. Freidinger (the “Employee”). Except for (i) a Claim based upon a breach of the Agreement, (ii) a Claim which is expressly preserved by the Agreement, (iii) a Claim duly filed pursuant to the group welfare and retirement plans of the Company, or (iv) a claim filed pursuant to any policy of liability insurance or the Company’s bylaws, the Employee, on behalf of himself and the other Employee Releasors, releases and forever discharges the Company and the other Company Releasees from any and all Claims which the Employee now has or claims, or might hereafter have or claim, whether known or unknown, suspected or unsuspected (or the other Employee Releasors may have, to the extent that it is derived from a Claim which the Employee may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, from the beginning of time to the date affixed beneath the Employee’s signature on this General Release and Waiver and shall include, without limitation, Claims (other than those specifically excepted above) arising out of or related to the Letter Agreement dated October 11, 2002 and Claims arising under (or alleged to have arisen under) (a) the Age Discrimination in Employment Act of 1967, as amended; (b) Title VII of the Civil Rights Act of 1964, as amended; (c) The Civil Rights Act of 1991; (d) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (e) the Employee Retirement Income Security Act of 1974, as amended; (f) The Immigration Reform Control Act, as amended; (g) The Americans with Disabilities Act of 1990, as amended; (h) The National Labor Relations Act, as amended; (i) The Fair Labor Standards Act, as amended; (j) The Occupational Safety and Health Act, as amended; (k) The Family and Medical Leave Act of 1993; (l) any state or local anti-discrimination law; (m) any state wage and hour law; (n) any other local, state or federal law, regulation or ordinance; (o) any public policy, contract, tort, or common law; or (p) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. The Employee further represents that, except as set forth in the following sentence, he has not, and never will, institute against the Company or any of the Company Releasees any action or other proceeding in any court, administrative agency, or other tribunal of the United States, any State thereof or any foreign jurisdiction, with respect to any Claim or cause of action of any type, other than as provided under (i), (ii), (iii) or (iv) above, arising or which may have existed at any time prior to the effective date of the Agreement. Excluded from this covenant not to sue are any claims that by law cannot be waived, including but not limited to the right to participate in an investigation conducted by certain government agencies. The Employee is, however, waiving his right to any monetary recovery should any such agency (such as the Equal Employment Opportunity Commission) pursue any claims on his behalf. If the Employee institutes a claim that is not permitted by the foregoing, he agrees to pay the reasonable costs incurred by the Company or any of the Company Releasees in defending such action, including reasonable attorneys’ fees, experts’ fees and costs.

2. For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

(a) The term “Agreement” shall include the Agreement and the Exhibits thereto.

(b) The term “Claims” shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, experts’ fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

(c) The term “Company Releasees” shall include the Company and its affiliates and their current, former and future officers, directors, trustees, members, employees, shareholders, partners, assigns and administrators and fiduciaries under any employee benefit plan of the Company and of any affiliate, and insurers, and their predecessors and successors.

(d) The term “Employee Releasors” shall include the Employee, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through the Employee.

3. The following provisions are applicable to and made a part of the Agreement and this General Release and Waiver:

(a) By this General Release and Waiver, the Employee Releasors do not release or waive any right or claim which they may have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, which arises after the date of execution of this General Release and Waiver.

(b) In exchange for this General Release and Waiver, the Employee hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company’s policies, under contract, or under applicable law.

(c) The Employee has consulted with an attorney of his choosing prior to executing the Agreement and this General Release and Waiver.

(d) The Employee has up to twenty-one (21) days from the date of presentment to consider whether or not to execute the Agreement and this General Release and Waiver which right the Employee has chosen to waive with the advice of counsel. In the event of such execution, the Employee has a further period of seven (7) days from the date of said execution in which to revoke said execution. The Agreement and this General Release and Waiver will not become effective until expiration of such revocation period.

4. The Agreement (including this General Release and Waiver and all other Exhibits to the Agreement), and the commitments and obligations of all parties thereunder:

(a) shall become final and binding immediately following the expiration of the Employee’s right to revoke the execution of the Agreement in accordance with paragraph 3(d) of this Exhibit B;

(b) shall not become final and binding until the expiration of such right to revoke; provided, however, that nothing contained herein shall confer any right upon the Company to revoke the Agreement; and

(c) shall not become final and binding if the Employee revokes such execution.

* ** * * * *

The Employee hereby acknowledges that he has carefully read and understands the terms of the Agreement and this General Release and Waiver and each of his rights as set forth therein.

Fritz E. Freidinger

Date:

State of ____________________________

County of __________________________

Subscribed Before Me This
Day of , 2005

Notary Public

Exhibit B-2

COMPANY GENERAL RELEASE AND WAIVER

5. This document is attached to, is incorporated into, and forms a part of, a Separation and Settlement Agreement and General Release, dated March 4, 2005 (the “Agreement”) by and between Heidrick & Struggles International, Inc. (the “Company”) and Fritz E. Freidinger (the “Employee”). Except for (i) a Claim based on a breach of the Agreement, (ii) a Claim which is expressly preserved by the Agreement, (iii) a Claim relating to or arising out of the Employee’s fraud or criminal activity, or (iv) a Claim relating to or arising out of the Employee’s willful or intentional misconduct in the performance of Employee’s obligations under the Letter Agreement, the Company, on behalf of itself and the other Company Releasors, releases and forever discharges the Employee and the other Employee Releasees from any and all Claims which the Company now has or claims, or might hereafter have or claim, whether known or unknown (or the other Company Releasors may have, to the extent that it is derived from a Claim which the Company may have), against the Employee Releasees based upon or arising out of any matter or thing whatsoever, from the beginning of time to the date affixed beneath the Company’s signature on this General Release and Waiver, and shall include, without limitation, Claims (other than those specifically excepted above) arising out of or related to the Letter Agreement dated October 11, 2002 and Claims arising under (or alleged to have arisen under) (a) any local, state, federal, regulation or ordinance; (b) any public policy, contract, tort, or common law; or (c) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. Company further represents that except for claims that by law cannot be waived, it has not, and never will, institute against the Employee or any of the Employee Releasees any action or other proceeding in any court, administrative agency, or other tribunal of the United States, any State thereof or any foreign jurisdiction, with respect to any Claim or cause of action of any type, other than as provided under (i), (ii), (iii) or (iv) above, arising or which may have existed at any time prior to the effective date of the Agreement. If Company does institute such a claim, it agrees to pay the reasonable costs incurred by the Employee or any of the Employee Releases in defending such action, including reasonable attorneys’ fees, experts’ fees and costs.

6. For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

(a) The term “Agreement” shall include the Agreement and the Exhibits thereto.

(b) The term “Claims” shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

(c) The term “Company Releasors” shall include the Company and any of its affiliates and, to the extent acting on behalf of the Company or any of its affiliates and not acting in their individual capacities, their respective former, current and future officers, directors, trustees, members, employees, shareholders, partners, assigns, administrators and fiduciaries under any employee benefit plan of the Company and of any affiliate, and insurers, and their predecessors and successors.

(d) The term “Employee Releasees” shall include the Employee, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through the Employee.

7. The Agreement (including this General Release and Waiver and all other Exhibits to the Agreement), and the commitments and obligations of all parties thereunder:

(a) shall become final and binding immediately following the expiration of the Employee’s right to revoke the execution of the Agreement in accordance with paragraph 3(d) of Exhibit B to the Agreement;

(b) shall not become final and binding until the expiration of such right to revoke; provided, however, that nothing contained herein shall confer any right upon the Company to revoke the Agreement; and

(c) shall not become final and binding if the Employee revokes such execution.

* * * * * * *

The Company hereby acknowledges that it has carefully read and understands the terms of the Agreement and this General Release and Waiver and each of its rights as set forth therein.

Heidrick & Struggles International, Inc.

By:
Title:

Date:

State of ____________________________

County of __________________________

Subscribed Before Me This
Day of , 2005

Notary Public

Exhibit C

Fritz E. Freidinger

NON QUALIFIED STOCK OPTIONS

Grant Date	Number of Shares	Option Exercise Price	Vested as of Termination Date	Forfeited as of Termination Date	Expiration of Vested Options
12-09-02	5,000	$15.08	3,333	1,667	60 days following Termination Date
03-06-03	8,000	$11.90	5,333	2,667	60 days following Termination Date
05-12-04	10,000	$27.00	0	10,000	None

RESTRICTED STOCK UNITS

Grant Date	Number of Shares	Vested as of Termination Date	Forfeited as of Termination Date
None